Altra Reports Second-Quarter 2016 Results
Achieves Improvement in Gross Margin YOY Despite Sales Decline. Maintains Guidance for Full-Year 2016.

BRAINTREE, Mass., July 21, 2016 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 30, 2016.
Financial Highlights

•
Second-quarter 2016 net sales were $182.7 million, compared with $196.6 million in the second quarter of 2015, a decrease of 7.1%. The reduction in net sales was driven by an unfavorable impact from foreign exchange of 1.0% and an organic sales decline of 6.1%.

•
Second-quarter net income was $9.3 million, or $0.36 per diluted share, compared with $9.6 million, or $0.37 per diluted share, in the second quarter of 2015. Non-GAAP net income in the second quarter of 2016 was $10.9 million, or non-GAAP diluted earnings per share of $0.42, compared with $11.5 million, or non-GAAP diluted earnings per share of $0.43, a year ago.*

•	Strong cash flow from operations of $30.5 million led to free cash flow of $19.7 million for the first six months.*

•
The Company returned to shareholders $2.2 million by repurchasing approximately 80,190 shares during the second quarter under its $50 million repurchase program. Since the program's inception in May 2014, the Company has purchased approximately $39.3 million, or 1.4 million shares, under the program.

*Reconciliation of Non-GAAP Net Income:	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	June 30, 2016		June 30, 2015
Net income attributable to Altra Industrial Motion Corp.	$9,349	$18,159	$9,679	$19,078

Restructuring costs	1,641	3,194	2,587	4,343
Acquisition related expenses	—	—	—	738
Legal fees associated with pursuit of unfair trade remedy	534	534	—	—
Tax impact of above adjustments	(632)	(1,096)	(779)	(1,540)
Non-GAAP net income*	$10,892	$20,791	$11,487	$22,619
Non-GAAP diluted earnings per share*	$0.42	$0.80	$0.43	$0.85

*Reconciliation of Free Cash Flow:			Year to Date Ended
			June 30, 2016	June 30, 2015
Net cash flows from operating activities			30,532	30,114
Purchase of property, plant and equipment			(10,861)	(13,482)

Free cash flow *			$19,671	$16,632
In Thousands of Dollars, except per share amounts

Management Comments
“We are executing well on our actions to enhance Altra’s long-term operating performance as the soft economic environment in many of our end markets persists,” said Carl Christenson, Altra's Chairman and CEO. “We improved gross profit margin by 140 basis points in the second quarter to 31.9% on a 7% decline in sales as a result of our consolidation, supply chain and operational excellence initiatives. We have completed five facility consolidations, and two are in process, with expected total annualized savings of $5 million. We generated strong cash flow during the quarter, which enabled us to repurchase $2.2 million of Altra shares and pay down more than $23 million of debt.”

Business Outlook
"We had been hopeful to see the beginnings of a recovery in the back half of this year. While comparisons with prior-year quarters will be easier, we do not see imminent catalysts that would result in improvements to our most out-of-favor end markets. At the same time, based on our solid first-half performance and near term outlook, we are maintaining our top-and-bottom-line guidance for the full year. Looking forward, we are encouraged by the benefits we already are experiencing from our consolidation, supply chain and operational excellence initiatives and expect these aggressive actions to result in significant long-term operating performance improvement."

Altra is maintaining its previous annual revenue guidance and expects full-year 2016 sales in the range of $700 to $720 million and diluted EPS in the range of $1.20 to $1.30 and non-GAAP diluted EPS guidance in the range of $1.40 to $1.50.* This guidance includes savings from the restructuring and consolidation actions taken to date. The Company expects its tax rate for the full year to be approximately 29% to 31%. Altra continues to expect capital expenditures in the range of $20 to $24 million and depreciation and amortization in the range of $30 to $32 million for 2016.

The following table reconciles GAAP diluted earnings per share to non-GAAP diluted earnings per share and does not take in to account any unknown factors that may impact the business.

*Reconciliation of 2016 Non-GAAP Diluted EPS Guidance:	Projected Fiscal Year 2016
Net Income per share Diluted	$1.20 - $1.30
Non-GAAP adjustments, net of tax, excludes acquisition related expenses, restructuring costs, and other income or charges.	$0.20
Non-GAAP Diluted EPS	$1.40 - $1.50

Conference Call

The Company will conduct an investor conference call to discuss its unaudited second-quarter 2016 financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on July 21 through midnight on August 4, 2016. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13641048). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2016		June 30, 2015		June 30, 2016		June 30, 2015
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$182,674		$196,610		$363,127		$389,971
Cost of sales	124,474		136,624		250,297		271,512
Gross profit	$58,200		$59,986		$112,830		$118,459
Gross profit as a percent of net sales	31.9%		30.5%		31.1%		30.4%
Selling, general & administrative expenses	35,870		35,152		69,406		71,454
Research and development expenses	4,514		4,534		9,078		9,296
Restructuring Charges	1,641		2,587		3,194		4,343
Income from operations	$16,175		$17,713		$31,152		$33,366
Income from operations as a percent of net sales	8.9%		9.0%		8.6%		8.6%
Interest expense, net	2,904		2,978		5,800		5,934
Other non-operating (income) expense, net	(205)		750		(483)		(79)
Income before income taxes	$13,476		$13,985		$25,835		$27,511
Provision for income taxes	4,127		4,360		7,676		8,496
Income tax rate	30.6%		31.2%		29.7%		30.9%
Net income	9,349		9,625		18,159		19,015
Net loss attributable to non-controlling interest	—		54		—		63
Net income attributable to Altra Industrial Motion Corp.	$9,349		$9,679		$18,159		$19,078

Weighted Average common shares outstanding
Basic	25,699		26,280		25,699		26,204
Diluted	25,968		26,450		25,793		26,287

Net income per share
Basic	$0.36		$0.37		$0.71		$0.73
Diluted	$0.36		$0.37		$0.70		$0.73

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$16,175		$17,713		$31,152		$33,366

Restructuring costs	1,641		2,587		3,194		4,343
Legal Fees associated with the pursuit of unfair trade remedy	534				534
Acquisition related expenses	—		—		—		738
Non-GAAP income from operations *	$18,350		$20,300		$34,880		$38,447

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	9,349		9,679		18,159		19,078

Restructuring costs	1,641		2,587		3,194		4,343
Acquisition related expenses	—		—		—		738
Legal Fees associated with the pursuit of unfair trade remedy	534		—		534		—
Tax impact of above adjustments	(632)		(779)		(1,096)		(1,540)
Non-GAAP net income *	$10,892		$11,487		$20,791		$22,619

Non-GAAP diluted earnings per share *	$0.42	(1)	$0.43	(2)	$0.80	(3)	$0.85	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.1% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.1% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.4% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.3% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	June 30, 2016	December 31, 2015
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$34,330	$50,320
Trade receivables, net	103,271	94,720
Inventories	120,567	121,156
Income tax receivable	1,419	5,146
Prepaid expenses and other current assets	11,981	11,217
Assets held for sale	4,728	4,597
Total current assets	276,296	287,156
Property, plant and equipment, net	145,569	145,413
Intangible assets, net	92,497	96,069
Goodwill	97,766	97,309
Deferred income taxes	3,199	3,201
Other non-current assets, net	2,656	3,184
Total assets	$617,983	$632,332

Liabilities, and stockholders' equity
Current liabilities
Accounts payable	$44,647	$40,297
Accrued payroll	19,908	22,312
Accruals and other current liabilities	34,737	34,990
Income tax payable	3,021	3,563
Current portion of long-term debt	708	3,187
Total current liabilities	103,021	104,349
Long-term debt, less current portion and net of unaccreted discount	210,470	231,568
Deferred income taxes	44,302	44,185
Pension liabilities	8,839	8,328
Long-term taxes payable	662	647
Other long-term liabilities	699	688
Total stockholders’ equity	249,990	242,567
Total liabilities, and stockholders’ equity	$617,983	$632,332

Reconciliation of operating working capital:
Trade receivables, net	103,271	94,720
Inventories	120,567	121,156
Accounts payable	(44,647)	(40,297)
Operating working capital *	$179,191	$175,579

Consolidated Statements of Cash Flows
In Thousands of Dollars	Year to Date Ended
	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$18,159	$19,015
Adjustments to reconcile net income to net cash flows:
Depreciation	10,487	10,832
Amortization of intangible assets	4,262	4,300
Amortization of deferred financing costs	393	468
(Gain) on foreign currency, net	(100)	(125)
Accretion of debt discount, net	1,962	1,810
Loss on impairment / disposal of fixed assets	411	1,127
Stock based compensation	2,312	2,215
Changes in assets and liabilities:
Trade receivables	(8,890)	(13,320)
Inventories	238	2,742
Accounts payable and accrued liabilities	1,470	2,262
Other current assets and liabilities	(698)	74
Other operating assets and liabilities	526	(1,286)
Net cash provided by operating activities	30,532	30,114
Cash flows from investing activities
Purchase of property, plant and equipment	(10,861)	(13,482)
Net cash used in investing activities	(10,861)	(13,482)
Cash flows from financing activities
Payments on term loan facility	—	(11,445)
Payments on Revolving Credit Facility	(26,507)	(2,000)
Dividend payments	(3,903)	(3,178)
Proceeds from equipment and working capital notes	—	1,100
Payments of equipment and working capital notes	(2,477)	(2,396)
Proceeds from mortgages and other debt	3,112	3,012
Borrowing under Revolving Credit Facility	—	6,000
Purchase of non-controlling interest in Lamiflex	—	(878)
Shares surrendered for tax withholding	(103)	(128)
Payments on mortgages and other debt	(68)	(254)
Purchases of common stock under share repurchase program	(4,391)	(8,006)
Net cash flows used in financing activities	(34,337)	(18,173)
Effect of exchange rate changes on cash and cash equivalents	(1,324)	(3,685)
Net change in cash and cash equivalents	(15,990)	(5,226)
Cash and cash equivalents at beginning of year	50,320	47,503
Cash and cash equivalents at end of period	$34,330	$42,277

Reconciliation to free cash flow:
Net cash flows from operating activities	30,532	30,114
Purchase of property, plant and equipment	(10,861)	(13,482)

Free cash flow *	$19,671	$16,632

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales
Couplings Clutches & Brakes	$78,157	$90,351	$153,780	$179,466
Electromagnetic Clutches & Brakes	57,053	58,250	114,402	115,886
Gearing	49,096	49,611	98,015	98,817
Eliminations	(1,632)	(1,602)	(3,070)	(4,198)
Total	$182,674	$196,610	$363,127	$389,971

Income from operations
Couplings Clutches & Brakes	$7,554	$10,809	$13,845	$20,763
Electromagnetic Clutches & Brakes	7,068	6,194	13,531	11,522
Gearing	5,867	6,076	11,629	10,825
Restructuring	(1,641)	(2,587)	(3,194)	(4,343)
Corporate	(2,673)	(2,779)	(4,659)	(5,401)
Total	$16,175	$17,713	$31,152	$33,366

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related expenses, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, including its supply chain management initiative, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company's expectations with respect to sales, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing consolidation and cost reduction activities and the cost savings associated therewith, the impact and timing of the Company's cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2016 financial information, and the Company's guidance for full year 2016.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the closure of the Company's manufacturing facility in Changzhou, China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risk associated with the UK vote to leave the European Union and (33) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com